UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2020

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (855) 979-2012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01 Other Events.

On December 15, 2019, WPX Energy, Inc. (the “Company”), and Felix Investments Holdings II, LLC, a Delaware limited liability company (the “Seller”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which Seller will sell, and the Company will purchase, one hundred percent (100%) of the issued and outstanding membership interests of Felix Energy Holdings II, LLC, a Delaware limited liability company (“Felix”), in accordance with Delaware law and upon the terms and subject to the conditions of the Purchase Agreement. Pursuant to and subject to the terms and conditions of the Purchase Agreement, Felix will become a wholly-owned subsidiary of the Company (the “Acquisition”). On February 5, 2020, the Company filed a proxy statement on Schedule 14A (the “Proxy Statement”), relating to the special meeting of the stockholders of the Company to approve certain matters related to the Acquisition, which will be held on March 5, 2020.

Since the filing of the Proxy Statement, three actions, including two putative class actions, have been filed in state and federal court in Delaware and federal court in New York by purported Company stockholders in connection with the Acquisition: Hudson v. Muncrief, et al., No. 2020-0095-JRS (Del. Ch., filed February 14, 2020) (the “Hudson Action”); Post v. WPX Energy, Inc., et al., No. 20-cv-0225 (D. Del., filed February 17, 2020) (the “Post Action”); and Bushansky v. WPX Energy, Inc., et al., No. 20-cv-01426 (S.D.N.Y., filed February 19, 2020) (the “Bushansky Action”). Each of the Hudson Action, the Post Action, and the Bushansky Action names the Company and its directors as defendants. The Hudson Action alleges that the Company’s directors breached their fiduciary duties by, among other things, filing a Proxy Statement that is false and misleading and/or omits material information concerning the Acquisition. The Post Action and the Bushansky Action allege, among other things, that the Proxy Statement is false and misleading and/or omits material information concerning the Acquisition in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated under the Exchange Act. Each of the Hudson Action, the Post Action, and the Bushansky Action seeks, among other things, injunctive relief, including enjoining the Acquisition, and an award of attorneys’ fees and expenses.

SUPPLEMENT TO PROXY STATEMENT

This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Page references in the below disclosures are to pages in the Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Proxy Statement. To the extent the following information differs from or conflicts with the information contained in the Proxy Statement, the information set forth below shall be deemed to supersede the respective information in the Proxy Statement. The Company denies the allegations in the Hudson, Post, and Bushansky complaints and denies any alleged violations of law or any legal or equitable duty. Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following amended and supplemental disclosures solely for the purpose of mooting the allegations in the Hudson, Post, and Bushansky complaints.

Barclays

Barclays was not engaged to, and did not, render to the Board of Directors of the Company (the “Board”) a fairness opinion with respect to the proposed Acquisition. Accordingly, Barclays did not receive any fee from the Company with respect to the issuance of any fairness opinion to the Board.

Company Projections

With respect to the Company’s summary forecast for Felix, discussed on page 84 of the Proxy Statement, the following line items were used to calculate (a) EBITDAX and (b) Cash Flows From Operations:

Company’s Summary Forecast for Felix Provided to TPH

	2020E	2021E	2022E	2023E	2024E
Revenues	$1,199	$1,342	$1,475	$1,509	$1,582
Expenses	$333	$396	$451	$473	$507
EBITDAX ($mm)	$865	$946	$1,024	$1,036	$1,076
Interest Expense	$19	$5	$3	$1	$(1)
Non-Cash Expenses	$40	$52	$80	$102	$120
Cash Flows From Operations (“CFFO”)	$806	$889	$941	$932	$956

With respect to the Company’s summary forecast for the Company, discussed on page 84 of the Proxy Statement, the following line items were used to calculate (a) EBITDAX and (b) Cash Flows From Operations:

Company’s Summary Forecast for the Company Provided to TPH

	2020E	2021E	2022E	2023E	2024E
Revenues	$2,584	$2,846	$3,095	$3,197	$3,408
Expenses	$1,006	$1,146	$1,232	$1,260	$1,369
EBITDAX ($mm)	$1,578	$1,700	$1,862	$1,937	$2,039
Interest Expense	$147	$147	$143	$143	$143
Non-Cash Expenses	$(38)	$(43)	$(39)	$(39)	$(39)
CFFO	$1,470	$1,596	$1,758	$1,833	$1,935

With respect to the Company’s pro forma summary forecast, discussed on page 85 of the Proxy Statement, the following line items were used to calculate (a) EBITDAX and (b) Cash Flows From Operations:

Company’s Pro Forma Summary Forecast Provided to TPH

	2020E	2021E	2022E	2023E	2024E
Revenues	$3,783	$4,189	$4,570	$4,706	$4,991
Expenses	$1,339	$1,542	$1,684	$1,733	$1,876
EBITDAX ($mm)	$2,444	$2,646	$2,886	$2,972	$3,115
Interest Expense	$193	$192	$185	$181	$178
Non-Cash Expenses	$(38)	$(43)	$(39)	$(39)	$(39)
CFFO	$2,289	$2,497	$2,740	$2,830	$2,976

With respect to Tudor, Pickering, Holt & Co.’s (“TPH”) Net Asset Value Analysis discussed on page 93 of the Proxy Statement, the following (i) future estimated effects of hedging and taxes, and (ii) net debt figures were provided by the Company:

	Felix SQ	WPX SQ
Hedging Gain / (Losses)	$0	$(62)
Federal & State Income Taxes	$927	$1,126
Net Debt	$0	$2,231

With respect to TPH’s Discounted Cash Flow Analysis discussed on pages 93 and 94 of the Proxy Statement, the unlevered free cash flows used by TPH in the analyses are listed under the “CFFO” line item in the “Company’s Summary Forecast for Felix Provided to TPH” and the “Company’s Summary Forecast for the Company Provided to TPH.” In addition, the following net debt and fully diluted shares figures were provided by the Company:

	Felix SQ	WPX SQ
Net Debt	$0	$2,231
Fully Diluted Shares (mm)	-	422.7

With respect to TPH’s Has/Gets Company Pro Forma Net Asset Value Analysis discussed on page 94 of the Proxy Statement, the following (i) future estimated effects of hedging and taxes, and (ii) pro forma net debt figures were provided by the Company:

PF
Hedging Gain / (Losses)	$(62)
Federal & State Income Taxes	$1,803
Net Debt	$3,181

With respect to TPH’s Has/Gets Discounted Future Share Price Analysis discussed on page 94 of the Proxy Statement, the following Company net debt figures were provided by the Company:

	2020E	2021E	2022E
PF Net Debt @ Strip	$2,805	$2,683	$2,201

Tudor, Pickering, Holt & Co.’s Analyses

With respect to TPH’s Selected Transaction Analysis discussed on pages 91 and 92 of the Proxy Statement, the following are the individual multiples and metrics for the transactions observed by TPH:

Announcement Date	Target	Acquiror	Transaction Value ($ million)	% Stock Consideration	FY-1 Total EV / EBITDAX Multiple		FY-2 Total EV / EBITDAX Multiple
October 2019	Jagged Peak Energy Inc.	Parsley Energy, Inc.	$2,266	100%	3.8	x	3.3	x
August 2019	SRC Energy Inc.	PDC Energy, Inc.	$1,700	100%	3.2	x	3.2	x
July 2019	Carrizo Oil & Gas, Inc.	Callon Petroleum Company	$2,713	100%	3.7	x	3.4	x
May 2019	Anadarko Petroleum Corporation	Occidental Petroleum Corporation	$55,886	22%	7.3	x	6.5	x
November 2018	Resolute Energy Corporation	Cimarex Energy Co.	$1,600	60%	7.2	x	4.1	x
November 2018	Newfield Exploration Company	Encana Corporation	$7,700	100%	5.0	x	4.1	x
October 2018	WildHorse Resource Development Corporation	Chesapeake Energy Corporation	$3,977	87%	5.8	x	4.6	x
August 2018	Energen Corporation	Diamondback Energy, Inc.	$9,200	100%	9.0	x	6.7	x
March 2018	RSP Permian, Inc.	Concho Resources Inc.	$9,500	100%	10.0	x	7.8	x
June 2017	Rice Energy Inc.	EQT Corporation	$8,200	80%	7.7	x	6.3	x
January 2017	Clayton Williams Energy, Inc.	Noble Energy, Inc.	$3,200	75%	27.6	x	13.6	x
May 2016	Memorial Resource Development Corp.	Range Resources Corporation	$4,400	100%	9.3	x	11.9	x
May 2015	Rosetta Resources Inc.	Noble Energy, Inc.	$3,900	100%	8.9	x	10.2	x
September 2014	Athlon Energy Inc.	Encana Corporation	$7,080	0%	15.4	x	9.2	x
July 2014	Kodiak Oil and Gas Corp.	Whiting Petroleum Corporation	$6,000	100%	6.8	x	5.5	x
February 2014	Aurora Oil & Gas Limited	Baytex Energy Corp.	$2,400	0%	4.6	x	3.7	x
February 2013	Berry Petroleum Company	LINN Energy, LLC	$4,300	100%	6.6	x	6.2	x
December 2012	Plains Exploration & Production Company	Freeport-McMoRan Copper & Gold Inc.	$16,300	50%	9.7	x	5.0	x
October 2011	Brigham Exploration Company	Statoil ASA	$4,700	0%	14.6	x	7.8	x
July 2011	Petrohawk Energy Corporation	BHP Billiton Limited	$15,100	0%	10.5	x	7.7	x
November 2010	Atlas Energy, Inc.	Chevron Corporation	$4,300	0%	17.4	x	16.2	x
April 2010	Mariner Energy, Inc.	Apache Corporation	$3,900	70%	6.2	x	4.9	x
April 2010	Arena Resources, Inc.	SandRidge Energy, Inc.	$1,600	94%	10.4	x	8.4	x

With respect to TPH’s Equity Research Analysts’ Price Targets analysis discussed on page 95 of the Proxy Statement, TPH reviewed sell-side analyst price targets per share of the Company’s Common Stock prepared and published by 28 equity research analysts associated with various Wall Street firms and other investment advisors during the time period from October 3, 2019 to December 13, 2019 and available as of December 13, 2019 through FactSet and Equity Research.

During the two-year period ending the date TPH rendered its fairness opinion in connection with the proposed Acquisition, TPH received compensation for services provided to known controlled portfolio companies of EnCap Investments L.P. totaling approximately $5.5 million.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, including but not limited to: the ability of the parties to consummate the Acquisition in a timely manner or at all; satisfaction of the conditions precedent to consummation of the Acquisition, including the ability to secure required consents and regulatory approvals in a timely manner or at all, and approval by the Company’s stockholders; the possibility of litigation (including related to the Acquisition itself); and other risks described in the Company’s SEC filings. The Company does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof.

ADDITIONAL INFORMATION ABOUT THE ACQUISITION AND WHERE TO FIND IT

In connection with the Acquisition, the Company filed a proxy statement with the SEC on February 5, 2020. The definitive proxy statement has been mailed to the Company’s stockholders and contains important information about the Acquisition and related matters. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE ACQUISITION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION AND THE PARTIES TO THE ACQUISITION. The definitive proxy statement and other relevant materials and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders are able to obtain free copies of the definitive proxy statement from the Company by contacting Investor Relations by mail at WPX Energy, Attn: Investor Relations, P.O. Box 21810, Tulsa, Okla., 74102, or by going to the Company’s Investor Relations page on its corporate web site at www.wpxenergy.com/investors/.

PARTICIPANTS IN THE SOLICITATION

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Acquisition. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Stockholders, which was filed with the SEC on March 27, 2019, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 21, 2019. These documents are available free of charge at the SEC’s web site at www.sec.gov, and the Company by contacting Investor Relations by mail at WPX Energy, Attn: Investor Relations, P.O. Box 21810, Tulsa, Okla., 74102, or by going to the Company’s Investor Relations page on its corporate web site at www.wpxenergy.com/investors/. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Acquisition is included in the proxy statement that the Company filed with the SEC on February 5, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX Energy, Inc.

	By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Corporate Secretary

February 27, 2020